As filed with the Securities and Exchange Commission on August 25, 2025

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BRIGHT MINDS BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

British Columbia	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

400 N Aberdeen St Suite 900, Chicago, IL 60642 (U.S. Corporate headquarters)	1122 Mainland St #228, Vancouver, BC V6B 5L1 (Canadian Corporate headquarters)

 Telephone: (647) 407-2515
(Address and telephone number of principal executive office)

CT Corporation System
28 Liberty Street, New York, NY 10005
Telephone: (212) 894-8940
(Name, address, and telephone number of agent for service)

Copies to:

Michael Shannon, Esq.

Sasa Jarvis, Esq.

McMillan LLP

Royal Centre, 1055 West Georgia Street, Suite 1500

P.O. Box 11117

Vancouver, British Columbia, Canada, V6E 4N7

Telephone: (604) 689-9111

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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EXPLANATORY NOTE

This registration statement contains:

• a base prospectus which covers the offering, issuance and sale by us of up to $250,000,000 in the aggregate of our common shares, common share purchase warrants, or units consisting of common shares and warrants, from time to time in one or more offerings; and

• an "at-the-market" offering prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $100,000,000 of our common shares that may be issued and sold under an equity distribution agreement, dated August 25, 2025, with Piper Sandler & Co. and Cantor Fitzgerald & Co.

The prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the prospectus will be specified in a prospectus supplement to the prospectus. The "at-the-market" offering prospectus supplement immediately follows the prospectus. The $100,000,000 of common shares that may be offered, issued and sold under the "at-the-market" offering prospectus supplement is included in the $250,000,000 of securities that may be offered, issued and sold by us under the prospectus. Upon termination of the equity distribution with Piper Sandler & Co. and Cantor Fitzgerald & Co., any portion of the $100,000,000 included in the "at-the-market" offering prospectus supplement that is not sold pursuant to the equity distribution agreement will be available for sale in other offerings pursuant to the prospectus and a corresponding prospectus supplement, and if no shares are sold under the equity distribution, the full $250,000,000 of securities may be sold in other offerings pursuant to the prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion: Prospectus Dated August 25, 2025

BRIGHT MINDS BIOSCIENCES INC.

Up to $250,000,000

Common Shares

Warrants

Units

We may offer, from time to time, in one or more offerings, common shares, common share purchase warrants, or units consisting of common shares and warrants, which we collectively refer to as the "securities". The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $250,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see "Plan of Distribution" herein.

Our common shares are traded on the Nasdaq Capital Market and the Canadian Securities Exchange (the “CSE”) under the symbol “DRUG”.  On August 22, 2025, the closing price of our common shares as reported by the Nasdaq Capital Market was $43.96 per common share. As of August 22, 2025, the aggregate market value of our outstanding common shares held by non-affiliates using the closing price on the Nasdaq Capital Market of $43.96 was approximately $110,732,998 based on 7,088,639 outstanding common shares, of which approximately 2,518,949 common shares were held by non-affiliates.

We are an "emerging growth company" as defined in section 3(a) of the Exchange Act (as defined herein), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act. See "Status as an Emerging Growth Company" herein.

Unless otherwise specified in an applicable prospectus supplement, our warrants and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

We have prepared this prospectus in accordance with United States disclosure requirements. Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") and thus may not be comparable to financial statements of United States companies.

Purchasers of the securities should be aware that the acquisition of the securities may have tax consequences in the United States and in Canada. Such consequences for purchasers who are resident in, or citizens of, the United States, or who are resident in Canada may not be described fully herein or in any applicable prospectus supplement. Purchasers of the securities should read the tax discussion contained in the applicable prospectus supplement with respect to a particular offering of securities.

In reviewing this prospectus and the documents incorporated herein by reference you should carefully consider the matters described under "Risk Factors" herein.

This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 25, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form F-3 that we have filed with the SEC utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $250,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See "Plan of Distribution" herein.

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under "Incorporation by Reference" and the additional information described below under "Where You Can Find More Information" herein.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in this prospectus or the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to:

• the term(s) "we", "us", "our", "Company", "our company", "Bright Minds" and "our business" refer to Bright Minds Biosciences Inc., either alone or together with our subsidiaries as the context requires;

• "Exchange Act" refers to the Securities Exchange Act of 1934, as amended;

• "Securities Act" refers to the Securities Act of 1933, as amended;

• "FINRA" refers to the Financial Industry Regulatory Authority;

• "Nasdaq" refers to the Nasdaq Capital Market;

• "SEC" or the "Commission" refers to the United States Securities and Exchange Commission; and

• "prospectus" includes this document and any information incorporated herein by reference.

All dollar amounts in this prospectus are expressed in United States dollars unless otherwise indicated. Our accounts are maintained in each of United States dollars and Canadian dollars, and our financial statements are presented in Canadian dollars and prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. All references to "C$", "CAD", or to "CAD$" are to Canadian dollars.

PROSPECTUS SUMMARY

The following is a summary of the principal features of the offering and is not intended to be complete. It should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus, the base prospectus included in the registration statement of which this prospectus forms a part, any free writing prospectus filed by us and the documents incorporated by reference herein and therein, including the sections entitled "Risk Factors."

ABOUT THE COMPANY

General

The Company is a biotechnology company developing innovative treatments for patients with neurological and psychiatric disorders. Our pipeline includes novel compounds targeting key receptors in the brain to address conditions with high unmet medical need, including epilepsy, depression, and other central nervous system (CNS) disorders. The Company is focused on delivering breakthrough therapies that can transform patients' lives. The Company has developed a unique platform of highly selective serotonergic agonists exhibiting selectivity at different serotonergic receptors. This has provided a rich portfolio of new chemical entity (NCE) programs within neurology and psychiatry.

Corporate Structure and Principal Executive Offices

We were incorporated on May 31, 2019, under the laws of the Province of British Columbia, Canada, under the name "1210954 B.C. Ltd." On March 6, 2020, we changed our name to "Bright Minds Biosciences Inc."

Our Canadian headquarters is located at 1122 Mainland St #228, Vancouver, BC V6B 5L1. Our US headquarters is located at 400 N Aberdeen St Suite 900, Chicago, IL 60642. The Company also has offices at 19 Vestry Street, New York, NY 10013.

Additional information related us is available on SEDAR+ at www.sedarplus.ca and on our website at https://brightmindsbio.com/. We do not incorporate the contents of our website or of www.sedarplus.ca into this prospectus. Information on our website does not constitute part of this prospectus. In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC which can be viewed as www.sec.gov.

Our registered and records office is located at Suite 1500, 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia, Canada, V6E 4N7.

RECENT DEVELOPMENTS

On March 4, 2025, the Company appointed five additional members to its Scientific Advisory Board, being Dr. Dennis Dlugos, Dr. Jacqueline French, Dr. Terence O'Brien, Dr. Jo Sourbron and Dr. Joseph Sullivan.

On January 7, 2025, the Company appointed Stephen D. Collins, M.D., Ph.D., as Chief Medical Officer (CMO).

On November 4, 2024, we closed a non-brokered private placement of 1,612,902 common shares at a price of $21.70 per share for aggregate gross proceeds of $35,000,000. On February 5, 2025, we filed a registration statement on Form F-3 to register the 1,612,902 common shares issued pursuant to the November private placement.

STATUS AS AN EMERGING GROWTH COMPANY

We are an "emerging growth company" as defined in Section 3(a) of the Exchange Act by the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We will continue to qualify as an "emerging growth company" until the earliest to occur of: (a) the last day of the fiscal year during which we had total annual gross revenues of US$1,235,000,000 (as such amount is indexed for inflation every 5 years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous 3-year period, issued more than US$1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer", as defined in Exchange Act Rule 12b-2. We expect to continue to be an emerging growth company for the immediate future.

Generally, a registrant that registers any class of its securities under Section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act a management report on internal control over financial reporting and, subject to an exemption available to registrants that are neither an "accelerated filer" or a "large accelerated filer" (as those terms are defined in Exchange Act Rule 12b-2), an auditor attestation report on management's assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report on management's assessment of internal controls over financial reporting in its annual reports filed under the Exchange Act, even if we were to qualify as an "accelerated filer" or a "large accelerated filer". In addition, Section 103(a)(3) of the Sarbanes-Oxley Act of 2002 has been amended by the JOBS Act to provide that, among other things, auditors of an emerging growth company are exempt from any rules of the Public Company Accounting Oversight Board requiring a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the company.

STATUS AS A FOREIGN PRIVATE ISSUER

We are considered a "foreign private issuer" pursuant to Rule 405 promulgated under the Securities Act. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our shares. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. For as long as we are a "foreign private issuer" we intend to file our annual financial statements on Form 20-F and furnish our quarterly financial statements on Form 6-K to the SEC for so long as we are subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act. However, the information we file or furnish may not be the same as the information that is required in annual and quarterly reports on Form 10-K or Form 10-Q for United States domestic issuers. Accordingly, there may be less information publicly available concerning us than there is for a company that files as a domestic issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by United States residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are United States citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States. If we lose our "foreign private issuer status" we would be required to comply with Exchange Act reporting and other requirements applicable to United States domestic issuers, which are more detailed and extensive than the requirement for foreign private issuers.

RISK FACTORS

An investment in our securities is highly speculative and subject to a number of known and unknown risks.  Only persons who can bear the risk of the entire loss of their investment should purchase our securities.  Before investing in our securities, prospective investors should carefully consider the following risk factors, as well as the other information contained in this prospectus and in the documents incorporated by reference herein, as updated by our subsequent filings under the Exchange Act.  In particular, prospective investors should also carefully consider: (a) the additional risk factors disclosed in (i) our Annual Report on Form 20-F for the fiscal year ended September 30, 2024, and (ii) our interim management's discussion and analysis for each of the quarters ended December 31, 2024, March 31, 2025, and June 30, 2025, as furnished to the SEC on Form 6-K; and (b) and the risk factors and other information contained in any applicable Prospectus Supplement.

Risks Related to our Business and Industry

We are governed by the corporate laws of Canada, which may have the effect of delaying or preventing an acquisition of all or a significant portion of our shares or assets

We are incorporated under the B.C. Business Corporations Act, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may have the effect of delaying, deferring or discouraging another party from acquiring control of the Company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. We cannot predict whether investors will find the Company and our securities less attractive because we are governed by foreign laws. If some investors find our securities less attractive as a result of us being governed by the B.C. Business Corporations Act, there may be a less active trading market for our securities and the price of our securities may be more volatile.

The Company is a "Canadian business" under the Investment Canada Act (Canada) (the "Investment Canada Act"). Under the Investment Canada Act, (i) a non-Canadian must file an application for review with the minister responsible for the Investment Canada Act and obtain approval of the minister prior to acquiring control of a Canadian business where prescribed financial thresholds are exceeded, and (ii) the Canadian government has the discretion to conduct a national security to review in respect of any investment by a non-Canadian in a Canadian business and potentially prohibit, condition or require the divestiture of, any investment in a Canadian business by a non-Canadian, including non-control, minority investments.  See "Limitations on Rights of Non-Canadians" herein.

The Competition Act (Canada) (the "Competition Act") may also limit the ability to acquire and hold our common shares or assets. The Competition Act grants the Commissioner of Competition (the "Commissioner") jurisdiction, for up to three years following closing of an acquisition, to challenge the acquisition of a significant interest in the Company (including the acquisition of common shares or assets) before the Competition Tribunal if the Commissioner believes that it would, or would be likely to, result in a substantial lessening or prevention of competition in any market in Canada.  In addition, the Competition Act establishes a premerger notification regime for certain types of merger transactions (including the acquisition of shares such that the person would hold more than 20% of the Company's common shares or the acquisition of our assets) where certain financial thresholds are exceeded. If such thresholds are exceeded, the parties to such acquisitions are required to file a notification and not complete such acquisition until the expiration or waiver of a statutory waiting period.

Changes in U.S. and international trade policies may adversely impact our business and operating results.

The U.S. government has made statements and taken actions that have led to certain changes and may lead to additional changes to U.S. and international trade policies. For example, President Trump has imposed or signaled to impose a series of tariffs on certain products manufactured outside the United States, including pharmaceutical products and raw materials and components for pharmaceutical products, and it is unknown whether and to what extent additional tariffs (or other new laws or regulations) will be adopted, or the effect that any such actions would have on us or our industry. Any unfavorable government policies on international trade, such as export controls, capital controls or tariffs, may affect the demand for our product candidates, the competitive position of our product candidates, and import or export of raw materials and product used in our drug development, clinical manufacturing and future commercial activities. If any new tariffs, export controls, legislation and/or regulations are implemented, or if existing trade agreements are renegotiated or if the U.S. government takes retaliatory trade actions due to the ongoing trade tensions, such changes could have an adverse effect on our business, financial condition and results of operations.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, may adversely impact certain investors, our business and the value of the securities

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect our business or holders of the securities. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact certain investors, our financial performance and the value of the securities. On July 4, 2025, the President of the United States signed into law a new tax bill commonly referred to as the "One Big Beautiful Bill Act", which may affect the U.S. federal income tax considerations applicable to certain investors of the securities. The likelihood of other similar legislation being enacted is uncertain, and the provisions of such bill or other similar legislation may change prior to enactment. Investors should consult their own tax advisors regarding such enacted or proposed legislation as well as the potential impact of such legislation on them in light of their own personal circumstances.

Exchange rate fluctuations between the U.S. dollar and the Canadian dollar may negatively affect our earnings and cash flows.

We have Canadian, U.S. dollar, and Australia bank accounts and regularly incur expenses primarily in Australian dollars, Canadian dollars and U.S. dollars. As a result, we are exposed to the risks that the Canadian or Australian dollar may devalue relative to the U.S. Dollar, or, if the Canadian or Australian dollar appreciates relative to the U.S. Dollar, that the inflation rate in Canada or Australia may exceed such rate of devaluation of the U.S. dollar, or that the timing of such devaluation may lag behind inflation in Canada. We cannot predict any future trends in the rate of inflation in Canada or the rate of devaluation, if any, of the Canadian or Australian dollar against the U.S. Dollar, or similarly of the U.S. Dollar against the Canadian or Australian Dollar. The value of our holdings in each currency may change over time, shifting the risk from one currency or the other, and we may not be able to accurately predict economic or global trends that may impact the Canadian dollar, Australian dollar or the U.S. dollar. We, further, may need to operate in other currencies due to the international nature of our operations, and are further exposed to currency risk as may relate to other foreign countries.

Risks Related to Any Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for common shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent prospectus supplement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent prospectus supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional common shares or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent prospectus supplement.

Future offerings of debt or preferred equity securities, which would rank senior to our common shares, may adversely affect the market price of our common shares.

If, in the future, we decide to issue debt or preferred equity securities that may rank senior to our common shares, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common shares and may result in dilution to owners of our common shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common shares will bear the risk of our future offerings reducing the market price of our common shares and diluting the value of their stock holdings in us.

There can be no assurance as to the liquidity of the trading market for certain securities or that a trading market for certain securities will develop.

There is no public market for the warrants and, unless otherwise specified in the applicable prospectus supplement, we do not intend to apply for listing of these securities on any securities exchange. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and our financial condition. There can be no assurance as to the liquidity of the trading market for any warrants or that a trading market for these securities will develop.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that are and will be incorporated by reference into this prospectus, include statements and information about our strategy, objectives, plans and expectations for the future that are not statements or information of historical fact.  These statements and information are considered to be forward-looking statements, or forward-looking information, within the meaning of and under the protection provided by the safe harbor provision for forward-looking statements as contained in the Private Securities Litigation Reform Act of 1995 and similar Canadian securities laws.

Forward-looking statements, and any estimates and assumptions upon which they are based, are made in good faith and reflect our views and expectations for the future as of the date of such statements, which can change significantly.  Furthermore, forward-looking statements are subject to known and unknown risks and uncertainties which may cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by such forward-looking statements.  Accordingly, forward-looking statements in this prospectus or in any documents incorporated by reference into this prospectus should not be unduly relied upon.

Forward-looking statements may be based on a number of material estimates and assumptions, of which any one or more may prove to be incorrect.  Forward-looking statements may be identifiable by terminology concerning the future, such as "anticipate", "believe", "continue", "could", "estimate", "expect", "forecast", "intend", "goal", "likely", "may", "might", "outlook", "plan", "predict", "potential", "project", "should", "schedule", "strategy", "target", "will" or "would", and similar expressions or variations thereof including the negative use of such terminology.  Examples in this prospectus or in any documents incorporated by reference include, but are not limited to, such forward-looking statements reflecting or pertaining to:

  the Company's expectations regarding the achievement of clinical and regulatory milestones;

  the executive compensation of the Company;

  the composition of the board of directors and management of the Company;

  the Company's expectations regarding its revenue, expenses and research and development operations;

  the Company's anticipated cash needs and its needs for additional financing;

  the Company's intention to grow the business and its operations;

  expectations with respect to the success of its research and development of serotonergic therapeutics;

  expectations regarding growth rates, growth plans and strategies of the Company;

  expectations that provisional patent applications will be converted to regular patent applications or refiled as new provisional patent applications 12 months from their filing dates;

  expectations that international patent applications will enter the national phase;

  the Company's strategy with respect to the expansion and protection of its intellectual property;

  the medical benefits, safety, efficacy, dosing and consumer acceptance of serotonergic therapeutics;

  the Company's ability to comply with provincial, federal, local and regulatory agencies in the United States, Canada and other jurisdictions in which the Company operates;

  the Company's competitive position and the regulatory environment in which the Company operates;

  the Company's expected business objectives for the next 12 months;

  the Company's plans with respect to the payment of dividends;

  beliefs and intentions regarding the ownership of material trademarks and domain names used in connection with the design, production, marketing, distribution and sale of the Company's products and services;

  the Company's ability to obtain additional funds through the sale of equity or debt commitments;

  the Company's ability to obtain the necessary regulatory approvals;

  expectations that regulatory requirements will be maintained;

  expectations related to general business and economic conditions;

  the Company's ability to successfully execute its plans and intentions;

  the availability of financing on reasonable terms to the Company;

  the Company's ability to attract and retain skilled staff;

  expectations about market competition;

  expectations about the products, services and technology offered by the Company's competitors; and

  expectations that the Company's current good relationships with its suppliers, service providers and other third parties will be maintained.

Forward-looking statements, and any estimates and assumptions upon which they are based, are made as of the date of this prospectus or the date of any documents incorporated by reference into this prospectus, as applicable, and we do not intend or undertake to revise, update or supplement any forward-looking statements to reflect actual results, future events or changes in estimates and assumptions or other factors affecting such forward-looking statements, except as required by applicable securities laws.  Should one or more forward-looking statements be revised, updated or supplemented, no inference should be made that we will revise, update or supplement any other forward-looking statements.

Forward-looking statements are subject to known and unknown risks and uncertainties.  As discussed in more detail under "Risk Factors" in this prospectus, as well as in the documents incorporated by reference herein, including the risks described in the section titled "Risk Factors" in our Annual Report on Form 20-F for the fiscal year ended September 30, 2024, we have identified a number of material risks and uncertainties which reflect our outlook and conditions known to us as of the date of this prospectus and including, but not limited to, the following:

  limited operating history;

  the Company's actual financial position and results of operations may differ materially from the expectations of the Company's management;

  the Company may be required to obtain and maintain certain permits, licenses, and approvals in the jurisdictions where its products or technologies are being researched, developed, or commercialized;

  the Company may encounter substantial delays or difficulties with its clinical trial;

  clinical trials are very expensive, time consuming and difficult to design and implement;

  the Company's current and future clinical trials or those of its current or future collaborators may reveal significant adverse events not seen in pre-clinical and non-clinical studies and may result in a safety profile that could inhibit regulatory approval or market acceptance of any of the Company's product candidates.

  the Company has limited experience in completing clinical trials and has only completed one phase one drug trial to date;

  if the Company experience delays or difficulties in the enrolment of patients in clinical trials, receipt of regulatory approvals could be delayed or prevented;

  success in pre-clinical studies or clinical trials may not be predictive of results in future clinical trials;

  interim, "topline," and preliminary data from the Company's clinical trials that the Company announces or publishes from time to time may change as more patient data becomes available and are subject to audit and verification procedures that could result in material changes in the final data;

  the Company may not be successful in its efforts to identify, license or discover additional product candidates;

  risks associated with the development of the Company's products which are at early stages of development;

  there is no assurance that the Company will turn a profit or generate immediate revenues;

  the continued operation of the Company as a going concern;

  the Company's intellectual property and licenses thereto;

  the Company may not achieve the timelines for project development set out in this Registration statement or our other public disclosure documents;

  the Company faces product liability exposure;

  the Company has international operations, which subject the Company to risks inherent with operations outside of Canada;

  exchange rate fluctuations between the U.S. dollar and the Canadian dollar;

  changes to patent laws or the interpretation of patent laws;

  the risk of patent-related or other litigation;

  the Company may not be able to enforce its intellectual property rights throughout the world;

  the lack of product for commercialization;

  the lack of experience of the Company/management in marketing, selling, and distribution products;

  the size of the Company's target market is difficult to quantify;

  potentials for conflicts of interest for the Company's officers and directors;

  in certain circumstances, the Company's reputation could be damaged;

  negative operating cash flow;

  need for additional financing;

  uncertainty and discretion of use of proceeds;

  the potential for a material weakness in the Company's internal controls over financial reporting;

  difficulties with forecasts;

  market price of common shares and volatility; and

  dilution of common shares.

Any one of the foregoing material risks and uncertainties has the potential to cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by any forward-looking statements made by us or by persons acting on our behalf.  Furthermore, there is no assurance that we will be successful in preventing the material adverse effects that any one or more of these material risks and uncertainties may cause on our business, prospects, financial condition and operating results, or that the foregoing list represents a complete list of the material risks and uncertainties facing us.  There may be additional risks and uncertainties of a material nature that, as of the date of this prospectus, we are unaware of or that we consider immaterial that may become material in the future, any one or more of which may result in a material adverse effect on us.

Forward-looking statements made by us or by persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary information.

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

Unless indicated otherwise, financial information in this prospectus, including the documents incorporated by reference herein, has been prepared in accordance with International Financial Reporting Standards, which differs in some significant respects from generally accepted accounting principles in the United States, or U.S. GAAP, and thus this financial information may not be comparable to the financial statements of U.S. companies.

All dollar amounts in this prospectus are expressed in United States dollars unless otherwise indicated. Our accounts and our financial statements are maintained and presented in United States dollars and our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. All references to "CAD dollars", "CAD", or to "CAD$" are to Canadian dollars.

The following table sets forth, for each period indicated, the high and low exchange rate for U.S. dollars expressed in Canadian dollars, and the average exchange rate for the periods indicated. Averages for year-end periods are calculated by using the exchange rates on the last day of each full month during the relevant period. These rates are based on the noon-buying rate certified for custom purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board.  These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in preparation of our consolidated financial statements, pro forma financial statements or elsewhere in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you. We make no representation that any Canadian dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Canadian dollars, as the case may be, at any particular rate or at all.

	Period End	Period Average Rate	High Rate	Low Rate
Year Ended
September 30, 2024	$1.3511	$1.3606	$1.3879	$1.3201
September 30, 2023	$1.3535	$1.3486	$1.3873	$1.3126

Month Ended
September 30, 2024	$1.3511	$1.3546	$1.3607	$1.3454
October 31, 2024	$1.3939	$1.3757	$1.3939	$1.3485
November 30, 2024	$1.4014	$1.3973	$1.4076	$1.3850
December 31, 2024	$1.4400	$1.4247	$1.4433	$1.4035
January 31, 2025	$1.4459	$1.4389	$1.4459	$1.4331
February 28, 2025	$1.4433	$1.4299	$1.4601	$1.4189
March 31, 2025	$1.4379	$1.4356	$1.4515	$1.4254
April 30, 2025	$1.3807	$1.3981	$1.4316	$1.3798
May 31, 2025	$1.3747	$1.3867	$1.4003	$1.3747
June 30, 2025	$1.3620	$1.3668	$1.3773	$1.3556
July 31, 2025	$1.3845	$1.3691	$1.3845	$1.3559

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities on sales and marketing expenditures, capital expenditures, further product development expenditures, operational expenditures and working capital for general corporate and administrative purposes.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

DIVIDEND POLICY

Our dividend policy is set forth under the heading "Item 8.A. Consolidated Statements and Other Financial Information" in our Annual Report on Form 20-F for the year ended September 30, 2024, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

OFFER AND LISTING DETAILS

We may offer and issue from time to time, common shares, warrants to purchase common shares and units, or any combination thereof, up to an aggregate initial offering price of up to $250,000,000 in one or more transactions under this shelf prospectus.  The price of securities offered will depend on a number of factors that may be relevant at the time of offer.  See "Plan of Distribution" herein.

The common shares have been listed on Nasdaq under the symbol "DRUG" since November 8, 2021.  Our common shares were traded previously on the OTC Market Group Inc.'s Venture Market (OTCQB) under the symbol "BMBIF" since May 17, 2021. The common shares have been listed on the CSE under the symbol "DRUG" since February 8, 2021.

DESCRIPTION OF SHARE CAPITAL

Common Shares

We are authorized to issue an unlimited number of common shares, without par value. As of June 30, 2025, the date of the most recent balance sheet included in our financial statements, there were 7,084,639 common shares issued and outstanding and 829,065 common shares issuable upon exercise of outstanding stock options, RSUs and warrants. As of August 22, 2025, there were 7,088,639 common shares issued and outstanding and 825,065 common shares issuable upon exercise of outstanding stock options, RSUs and warrants.

The holders of our common shares are entitled to vote at all meetings of shareholders, to receive dividends if, as and when declared by the directors and to participate pro rata in any distribution of property or assets upon our liquidation, winding-up or other dissolution. Our common shares carry no pre-emptive rights, conversion or exchange rights, redemption, retraction, repurchase, sinking fund or purchase fund provisions. There are no provisions requiring the holder of our common share to contribute additional capital and no restrictions on the issuance of additional securities by us. There are no restrictions on the repurchase or redemption of common shares by us except to the extent that any such repurchase or redemption would render us insolvent pursuant to the BCBCA.

Transfer Agent

Our common shares are recorded in registered form on the books of our transfer agent, Computershare Trust Company located at 3rd Floor, 510 Burrard Street, Vancouver, British Columbia, Canada, V6C 3B9.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of common shares. We will not offer warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless an applicable prospectus and\or prospectus supplement containing the specific terms of the warrants to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be offered for sale.

Subject to the foregoing, we may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in Canada and the United States after we have entered into it.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

The particular terms of each issue of warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

• the designation and aggregate number of warrants;

• the price at which the warrants will be offered;

• the currency or currencies in which the warrants will be offered;

• the date on which the right to exercise the warrants will commence and the date on which the right will expire;

• the number of common shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each warrant;

• the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the warrants;

• whether we will issue fractional shares;

• whether we have applied to list the warrants or the underlying shares on a stock exchange;

• the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

• the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;

• whether the warrants will be subject to redemption and, if so, the terms of such redemption provisions;

• material US and Canadian federal income tax consequences of owning the warrants; and

• any other material terms or conditions of the warrants.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of units to which any prospectus supplement may relate.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

• the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

• any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

• whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada acquiring, owning and disposing of any of our securities offered thereunder.

The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

PLAN OF DISTRIBUTION

We may sell securities to or through underwriters or dealers, and also may sell securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers or may issue securities in whole or in partial payment of the purchase price of assets acquired by us or our subsidiaries, or any other method pursuant to applicable law. Each prospectus supplement will set forth the terms of the offering or issue, including the name or names of any underwriters, agents or selling securityholders, the purchase price or prices of the securities, the proceeds to us from the sale of the securities and any commissions, fees, discounts and other items constituting underwriters', dealers' or agents' compensation.

The securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in accordance with Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to us.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled to, under agreements to be entered into with us, indemnification by us against certain liabilities, including liabilities under the Securities Act and applicable Canadian provincial securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering of our securities, other than an "at-the-market distribution," the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Each prospectus supplement will set forth the terms of such transactions.

In compliance with the guidelines of FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered.

SEC registration fee	$	(*)
FINRA fee	$	(*)
Legal fees and expenses	$	(*)
Accounting fees and expenses	$	(*)
Printing fees and expenses	$	(*)
Miscellaneous	$	(*)
Total	$	(*)

(*) These fees cannot be estimated at this time as they are calculated based on the Securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of Securities will be included in the applicable prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933 with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

• our Annual Report on Form 20-F for the fiscal year ended September 30, 2024, filed with the SEC on December 31, 2024;

• our condensed interim consolidated financial statements for the three months ended December 31, 2024 and 2023, and our management's discussion and analysis for the first quarter ended December 31, 2024,  included as exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC on February 14, 2025;

• our condensed interim consolidated financial statements for the three and six months ended March 31, 2025 and 2024, and our management's discussion and analysis for the second quarter ended March 31, 2025, included as exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC on August 11, 2025;

• our condensed interim consolidated financial statements for the three and nine months ended June 30, 2025 and 2024, and our management's discussion and analysis for the third quarter ended June 30, 2025, included as exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC on August 15, 2025;

• our news release dated March 4, 2025, included as Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC March 5, 2025;

• our news release dated January 7, 2025, included as Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC on January 8, 2025;

• our news release dated November 4, 2024, included as Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC on November 5, 2024; and

• the description of our common shares contained in our amended Registration Statement on Form 20-F (File No. 000-56296), filed with the SEC on September 17, 2021.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Chief Executive Officer at 19 Vestry Street, New York, NY 10013 or by calling 1 (604) 689-9111 or by email at ian@brightmindsbio.com.

ENFORCEABILITY OF CIVIL LIABILITIES

We are organized under the laws of the British Columbia, Canada, pursuant to the BCBCA. A majority of our officers, our auditor and all but one of our directors reside outside the United States. In addition, a substantial portion of their assets and our assets are located outside of the United States. As a result, it may be difficult to serve legal process within the United States upon us or any of these persons. It may also be difficult to enforce, both in and outside of the United States, judgments of U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws. Furthermore, there is substantial doubt as to the enforceability in Canada against us or against any of our directors, officers and the expert named in this prospectus who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the civil liability provisions of the U.S. federal securities laws. In addition, shareholders in British Columbia companies may not have standing to initiate a shareholder derivative action in U.S. federal courts.

MATERIAL CHANGES

There have been no material changes in our affairs since the end of our last fiscal year on September 30, 2024 to the date of this prospectus, other than those changes that have been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

LEGAL MATTERS

McMillan LLP is acting as counsel to our company regarding Canadian and U.S. securities law matters. The current address of McMillan LLP is Royal Centre, 1055 W. Georgia Street, Suite 1500, PO Box 11117, Vancouver, British Columbia, Canada, V6E 4N7.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 20-F as of September 30, 2024 and 2023 and for each of the years in the three-year period ended September 30, 2024 have been incorporated by reference herein in reliance upon the report of DeVisser Gray LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. DeVisser Gray LLP has offices at 401 - 905 West Pender Street, Vancouver, British Columbia V6C 1L6. Such consolidated financial statements are incorporated herein by reference.

INTERESTS OF EXPERTS AND COUNSEL

None of the named experts or legal counsel was employed on a contingent basis, owns an amount of shares in our company which is material to that person, or has a material, direct or indirect economic interest in our company or that depends on the success of the offering.

BRIGHT MINDS BIOSCIENCES INC.

Up to $250,000,000

Common Shares

Warrants

Units

PROSPECTUS

________________, 2025

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus.  You must not rely on any unauthorized information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This Prospectus does not offer to sell any shares in any jurisdiction where it is unlawful.  Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion: Prospectus Supplement Dated August 25, 2025

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 25, 2025)

BRIGHT MINDS BIOSCIENCES INC.

Up to $100,000,000

Common Shares

We have entered into an Equity Distribution Agreement, dated August 25, 2025 (the "sales agreement"), with Piper Sandler & Co. and Cantor Fitzgerald & Co. (the "Agents") as sales agent, relating to our common shares offered by this prospectus supplement and accompanying prospectus.  In accordance with the sales agreement, we may offer and sell common shares having an aggregate offering price of up to $100,000,000 from time to time through the Agents, as designated by us, and as discussed in more detail below.

Our common shares are traded on the Nasdaq Capital Market and the Canadian Securities Exchange (the "CSE") under the symbol "DRUG".  On August 22, 2025, the closing price of our common shares as reported by the Nasdaq Capital Market was $43.96 per common share.

Sales of our common shares, if any, under this prospectus supplement may be made by the Agent designated by us in a placement notice (a "Designated Agent") by any method permitted by law deemed to be an "at the market offering" as defined in Rule 415(a)(4) promulgated under the Securities Act (as defined herein), including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common shares, or on any other existing trading market for the common shares, sales made to or through a market maker other than on an exchange and, if expressly authorized by our Company, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices.  The Designated Agent will not be permitted to purchase common shares for its own account as principal unless expressly authorized by us to do so in a placement notice.  If we and the Designated Agent agree on any method of distribution other than sales of our common shares over the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. None of our common shares will be offered or sold in Canada pursuant to this offering.  The Designated Agent will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices.  There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The Agents are not required to sell any specific number or dollar amount of securities.

The Designated Agent will be entitled to a commission rate of 3.0% of the gross sales price per share sold pursuant to the sales agreement.  In connection with the sale of our common shares on our behalf, the Designated Agent will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of the Designated Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act. See "Plan of Distribution" beginning on page S-18 for additional information regarding the compensation to be paid to the Designated Agent.

In reviewing this prospectus supplement, you should carefully consider the matters described under the caption "Risk Factors" beginning on page S-1 as well as the matters described under the caption "Risk Factors" beginning on page 4 of the accompanying prospectus and in the documents incorporate by reference herein and therein.

This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Piper Sandler	Cantor

The date of this prospectus supplement is August 25, 2025.

__________

S-i

__________

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to a registration statement that we filed with the United States Securities and Exchange Commission (which we refer to as the "SEC") utilizing a shelf registration process.  Under this shelf registration process, we may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in the accompanying prospectus in one or more offerings.  The accompanying prospectus provides you with a general description of the securities we may offer.  This prospectus supplement contains specific information about the terms of this offering by us.  This prospectus supplement and any free writing prospectus filed by us (unless otherwise specifically stated therein) may add, update or change information contained in the accompanying prospectus and the documents incorporated by reference herein and therein.  The $100,000,000 of shares of common shares that may be offered, issued and sold under this prospectus supplement is included in the $250,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us together with the information described under the sections titled "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement and any additional information you may need to make your investment decision.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and Canada, as applicable.  Such consequences for investors who are resident in, or citizens of, the United States may not be described fully in this prospectus supplement or the accompanying prospectus.  See the section titled "Material Income Tax Information" in this prospectus supplement.

The registration statement that contains the accompanying prospectus (including the exhibits filed with and the information incorporated by reference into the registration statement) contains additional important business and financial information about us and the securities offered hereby that is not presented or delivered with this prospectus supplement. That registration statement, including the exhibits filed with the registration statement and the information incorporated by reference into the registration statement, can be read at the SEC's website, www.sec.gov, or at the SEC office mentioned under the section of this prospectus supplement titled "Where You Can Find More Information" below.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and any amendments or supplements thereto or any free writing prospectus prepared by or on our behalf.  Neither we, nor the Agents, have authorized any other person to provide you with different or additional information.  Neither we, nor the Agents, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide.  The Agents are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  The information contained in this prospectus supplement is accurate only as of the date of this prospectus or such other date stated in this prospectus supplement, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus supplement, neither we nor the Agents have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus supplement and the accompanying prospectus outside the United States.  Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

Unless the context otherwise requires, in this prospectus supplement the term(s) "we", "us", "our", "Company", "our company", "Bright Minds" and "our business" refer to Bright Minds Biosciences Inc.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus contain statements that constitute "forward-looking statements".  Any statements that are not statements of historical facts may be deemed to be forward-looking statements.  These statements appear in a number of different places in this prospectus and, in some cases, can be identified by words such as "anticipates", "estimates", "projects", "expects", "contemplates", "intends", "believes", "plans", "may", "will" or their negatives or other comparable words, although not all forward-looking statements contain these identifying words. Forward-looking statements in this prospectus may include, but are not limited to:

  the Company's expectations regarding the achievement of clinical and regulatory milestones;

  the executive compensation of the Company;

  the composition of the board of directors and management of the Company;

  the Company's expectations regarding its revenue, expenses and research and development operations;

  the Company's anticipated cash needs and its needs for additional financing;

  the Company's intention to grow the business and its operations;

  expectations with respect to the success of its research and development of serotonergic therapeutics;

  expectations regarding growth rates, growth plans and strategies of the Company;

  expectations that provisional patent applications will be converted to regular patent applications or refiled as new provisional patent applications 12 months from their filing dates;

  expectations that prosecution of patent applications that have entered the national/regional phase will begin;

  the Company's strategy with respect to the expansion and protection of its intellectual property;

  the medical benefits, safety, efficacy, dosing and consumer acceptance of serotonergic therapeutics;

  the Company's ability to comply with provincial, federal, local and regulatory agencies in the United States, Canada and other jurisdictions in which the Company operates;

  the Company's competitive position and the regulatory environment in which the Company operates;

  the Company's expected business objectives for the next 12 months;

  the Company's plans with respect to the payment of dividends;

  beliefs and intentions regarding the ownership of material trademarks and domain names used in connection with the design, production, marketing, distribution and sale of the Company's products and services;

  the Company's ability to obtain additional funds through the sale of equity or debt commitments;

  the Company's ability to obtain the necessary regulatory approvals;

  expectations that regulatory requirements will be maintained;

  expectations related to general business and economic conditions;

S-iv

  the Company's ability to successfully execute its plans and intentions;

  the availability of financing on reasonable terms to the Company;

  the Company's ability to attract and retain skilled staff;

  expectations about market competition;

  expectations about the products, services and technology offered by the Company's competitors; and

  expectations that the Company's current good relationships with its suppliers, service providers and other third parties will be maintained.

Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used. Although, the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect, and the Company cannot assure that actual results will be consistent with these forward-looking statements. Given these risks, uncertainties and assumptions, prospective investors should not place undue reliance on these forward-looking statements. Whether actual results, performance or achievements will conform to the Company's expectations and predictions is subject to a number of known and unknown risks, uncertainties, assumptions and other factors, including those listed under "Risk Factors" which include:

  limited operating history;

  the Company's actual financial position and results of operations may differ materially from the expectations of the Company's management;

  the Company may be required to obtain and maintain certain permits, licenses, and approvals in the jurisdictions where its products or technologies are being researched, developed, or commercialized;

  the Company may encounter substantial delays or difficulties with its current and future clinical trials;

  clinical trials are very expensive, time consuming and difficult to design and implement;

  the Company's current and future clinical trials or those of its current or future collaborators may reveal significant adverse events not seen in pre-clinical and non-clinical studies and may result in a safety profile that could inhibit regulatory approval or market acceptance of any of the Company's product candidates;

  the Company may not be successful in its efforts to identify, license or discover additional product candidates;

  the Company has limited experience in completing clinical trials and has only completed one phase one drug trial to date;

  if the Company experience delays or difficulties in the enrolment of patients in clinical trials, receipt of regulatory approvals could be delayed or prevented;

  success in pre-clinical studies or clinical trials may not be predictive of results in future clinical trials;

  interim, "topline," and preliminary data from the Company's clinical trials that the Company announces or publishes from time to time may change as more patient data becomes available and are subject to audit and verification procedures that could result in material changes in the final data;

  the Company may not be successful in its efforts to identify, license or discover additional product candidates;

  risks associated with the development of the Company's products which are at early stages of development;

S-v

  there is no assurance that the Company will turn a profit or generate immediate revenues;

  the continued operation of the Company as a going concern;

  the Company's intellectual property and licenses thereto;

  the Company may not achieve the timelines for project development set out in this Registration statement or our other public disclosure documents;

  the Company faces product liability exposure;

  the Company has international operations, which subject the Company to risks inherent with operations outside of Canada;

  exchange rate fluctuations between the U.S. dollar and the Canadian dollar;

  changes to patent laws or the interpretation of patent laws;

  the risk of patent-related or other litigation;

  the Company may not be able to enforce its intellectual property rights throughout the world;

  the lack of product for commercialization;

  the lack of experience of the Company/management in marketing, selling, and distribution products;

  the size of the Company's target market is difficult to quantify;

  potentials for conflicts of interest for the Company's officers and directors;

  in certain circumstances, the Company's reputation could be damaged;

  negative operating cash flow;

  need for additional financing;

  uncertainty and discretion of use of proceeds;

  the potential for a material weakness in the Company's internal controls over financial reporting;

  difficulties with forecasts;

  market price of common shares and volatility; and

  dilution of common shares.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There is no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. These cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to the Company or persons acting on the Company's behalf. The Company does not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. Readers should carefully review the cautionary statements and risk factors contained in this prospectus and other documents that the Company may file from time to time with the securities regulators.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference.  You should read carefully the entire documents, including our historical financial statements and related notes, to understand our business, the common shares and the other considerations that are important to your decision to invest in the common shares.  You should pay special attention to the "Risk Factors" section beginning on page S-1 of this prospectus supplement and on page 4 of the accompanying prospectus.

Overview

The Company is a biotechnology company developing innovative treatments for patients with neurological and psychiatric disorders. Our pipeline includes novel compounds targeting key receptors in the brain to address conditions with high unmet medical need, including epilepsy, depression, and other central nervous system (CNS) disorders. The Company is focused on delivering breakthrough therapies that can transform patients' lives. The Company has developed a unique platform of highly selective serotonergic agonists exhibiting selectivity at different serotonergic receptors. This has provided a rich portfolio of new chemical entity (NCE) programs within neurology and psychiatry.

Corporate Structure and Principal Executive Offices

We were incorporated on May 31, 2019, under the laws of the Province of British Columbia, Canada, under the name "1210954 B.C. Ltd." On March 6, 2020, we changed our name to "Bright Minds Biosciences Inc."

Our Canadian headquarters is located at 1122 Mainland St #228, Vancouver, BC V6B 5L1. Our US headquarters is located at 400 N Aberdeen St Suite 900, Chicago, IL 60642. The Company also has offices at 19 Vestry Street, New York, NY 10013.

Additional information related us is available on SEDAR+ at www.sedarplus.ca and on our website at https://brightmindsbio.com/. We do not incorporate the contents of our website or of www.sedarplus.ca into this prospectus. Information on our website does not constitute part of this prospectus. In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC which can be viewed as www.sec.gov.

Our registered and records office is located at Suite 1500, 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia, Canada, V6E 4N7.

S-vii

THE OFFERING

The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of our securities. For a more complete description of our securities, see the section entitled "Description of Securities" in this prospectus supplement and the relevant portions of the accompanying prospectus included in the registration statement of which this prospectus supplement forms a part.

Common shares offered by us:	Common shares having an aggregate offering price of up to $100,000,000.

Common shares outstanding after this offering:	Up to 9,458,244 common shares (as more fully described in note (1) below), assuming sales of 2,274,795 common shares in this offering at an offering price of $43.96 per share, which was the last reported sale of our common shares on the Nasdaq Capital Market on August 25, 2025. The actual number of common shares will vary depending on the sales price under this offering.

Manner of offering:	"At-the-market offering," as such term is defined in Rule 415 promulgated under the Securities Act, that may be made from time to time through a Designated Agent. None of the common shares will be offered or sold in Canada. See the section entitled "Plan of Distribution" in this prospectus supplement.

Use of Proceeds:	We anticipate using the net proceeds, if any, from sales of our common shares under this prospectus supplement on sales and marketing expenditures, capital expenditures, further product development expenditures, operational expenditures and working capital for general corporate and administrative purposes.

Risk Factors:	See "Risk Factors" on page S-1 and the other information in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

Nasdaq Capital Market symbol:	"DRUG"

CSE trading symbol	"DRUG"

Note:

1. The number of common shares to be outstanding after this offering as shown above is based on 7,084,639 shares outstanding as of June 30, 2025 and excludes:

(i) 389,700 common shares that have been reserved for issuance upon exercise of outstanding options with a weighted average exercise price of C$24.13;

(ii) 77,600 common shares that have been reserved for issuance upon vesting of outstanding restricted share units ("RSUs") having a weighted average deemed price of C$9.05 per share; and

(iii) 361,765 common shares that have been reserved for issuance upon exercise of outstanding warrants with a weighted average exercise price of C$1.70.

S-viii

We have no other securities convertible or exercisable into our common shares.

Except as otherwise indicated, the information contained in this prospectus supplement assumes the sale of all of the shares offered hereby.

S-ix

RISK FACTORS

An investment in our securities carries a significant degree of risk.  You should carefully consider the following risks, as well as the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, before you decide to purchase our common shares.  Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common shares.  Refer to the section titled "Cautionary Note Regarding Forward-Looking Statements" herein.

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause.  These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us.  There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us.  You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

In reviewing this prospectus supplement, you should carefully consider the risk factors described below, as well as the risks described under the caption "Risk Factors" beginning on page 4 of the accompanying prospectus and in the documents incorporate by reference herein and therein.

Risks Related to this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our business, financial condition or results of operations or enhance the value of our common shares. Our shareholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the net proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common shares to decline and delay the development of any product candidates or services we may develop. Pending their use, we may invest our cash, including the net proceeds from this offering, in a manner that does not produce income or that loses value. See "Use of Proceeds".

It is not possible to predict the actual number of common shares we will sell under the sales agreement, or the aggregate proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Designated Agent at any time throughout the term of the sales agreement. The number of shares that are sold, if any, through the Designated Agent after delivering a placement notice, and the aggregate proceeds that we realize therefrom, will fluctuate based on a number of factors, including the market price of our common shares during the sales period, the limits we set with the Designated Agent in any applicable placement notice, and the demand for our common shares during the sales period. Because the price per share of each common share sold will fluctuate during the sales period, it is not currently possible to predict the actual number of common shares we will sell or the aggregate proceeds we will raise in connection with those sales.

The common shares offered hereby will be sold in "at the market offerings," and investors who buy common shares at different times will likely pay different prices.

Investors who purchase common shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of common shares sold in this offering. In addition, there is no minimum or maximum sales price for common shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Sales of a significant number of our common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares.

Sales of a significant number of our common shares in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement, our sales agreement with the Designated Agent or otherwise could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common share.

The market price for our securities may be volatile, which could result in substantial losses to investors.

The market price for our common shares may be volatile and subject to wide fluctuations in response to factors including the following:

● actual or anticipated fluctuations in our quarterly operating results;

● our failure to meet or exceed securities analysts' expectations of our financial results;

● a change in financial estimates or securities analysts' recommendations;

● changes in management's or securities analysts' estimates of our financial performance;

● future sales of our common shares;

● low trading volume of our common shares;

● additions or departures of key personnel; or

● results of studies or patents.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. As a result, to the extent shareholders sell our securities in negative market fluctuation, they may not receive a price per share that is based solely upon our business performance. We cannot guarantee that shareholders will not lose some of their entire investment in our securities.

If you purchase our common shares in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our common shares being offered may be higher than the net tangible book value per share of our outstanding common shares prior to this offering. Assuming that an aggregate of 2,274,795 common shares are sold at a price of $43.96 per share, the approximate last reported sale price of our common shares on the Nasdaq Capital Market on August 22, 2025, for aggregate gross proceeds of approximately $100,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $29.63 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there may be further dilution to new investors.

Substantial future sales of our common shares could cause the market price of our common shares to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of our common shares in the public market, or the perception that these sales might occur, could depress the market price of our common shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our common shares.

Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common shares. Additionally, we may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our common shares and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common shares to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our common shares. The holders of any securities or instruments we may issue may have rights superior to the rights of our holders of our common shares. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common shareholders, it may negatively impact the trading price of our common shares.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of our common shares sold and the market price at which they are sold.  There can be no assurance that we will be able to sell any common shares under or fully utilize the sales agreement with the Agents as a source of financing.

We anticipate using the net proceeds on sales and marketing expenditures, capital expenditures, further product development expenditures, operational expenditures and working capital for general corporate and administrative purposes.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve.  The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our product development efforts and market acceptance of our products.  As a result, our management will have discretion and flexibility in applying the net proceeds from this offering for this purpose.

DILUTION

If you invest in our common shares, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per common share and the as adjusted net tangible book value per common share after this offering.  Dilution results from the fact that the per share offering price is substantially in excess of the book value per common share attributable to the existing shareholders for our presently outstanding common shares. The dilution numbers provided in this section are in United States dollars based on the daily average exchange rate on August 22, 2025 as reported by the Bank of Canada for the conversion of United States dollars into Canadian dollars which was $1.00 equals C$1.3854.

Our net tangible book value attributable to shareholders at June 30, 2025 was approximately $37,411,380, or approximately $5.28 per common share. Net tangible book value per common share as of June 30, 2025 represents the amount of our total assets less intangible assets and total liabilities, divided by the number of common shares outstanding.

After giving effect to the sale of our common shares in an amount equal to $100,000,000, and after deducting commissions to the Agents, and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $134,084,105.83 or $14.33 per common share.  These amounts, which give effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering but do not take into consideration any other changes in our net tangible book value after June 30, 2025, represent an immediate increase in net tangible book value of $9.05 per common share to our existing shareholders, and immediate dilution in net tangible book value of $29.63 per common share to new investors purchasing common shares in this offering.  We determine dilution by subtracting the as adjusted net tangible book value per common share after this offering from the price per common share paid by an investor in this offering.

The following table illustrates this dilution.

Offering

Assumed public offering price per common share	$43.96
Net tangible book value per common share as of June 30, 2025	$5.28
Increase in net tangible book value per common share attributable to this offering	$9.05
As adjusted net tangible book value per common share after this offering	$14.33
Dilution per common share to new investors in this offering(1)	$29.63

Note:

1. Dilution is determined by subtracting the as adjusted net tangible book value per common share after giving effect to this offering from the assumed public offering price per share paid by a new investor.

If any common shares are issued upon exercise of outstanding options or warrants, you may experience further dilution.

The table above assumes for illustrative purposes that an aggregate of 2,274,795 common shares are sold during the term of the sales agreement through the Agents, at a price of $43.96 per share, the last reported sale price of our common shares on the Nasdaq Capital Market on August 22, 2025, for aggregate gross proceeds of $100,000,000.  The shares subject to the sales agreement with the Agent are being sold from time to time at various prices.  An increase of $1.00 per share in the price at which the common shares are sold from the assumed offering price of $43.96 per share reflected in the table above, assuming all of our common shares in the aggregate amount of $100,000,000 during the term of the sales agreement is sold at that increased price, would increase our adjusted net tangible book value per share after the offering to $14.40 per share, and would increase the dilution in net tangible book value per share to new investors in this offering to $30.56 per share, after deducting commissions and estimated offering expenses payable by us.  A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $43.96 per share reflected in the table above, assuming all of our common shares in the amount of $100,000,000 during the term of the sales agreement are sold at that decreased price, would decrease our adjusted net tangible book value per share after the offering to $14.25 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $28.71 per share, after deducting commissions and estimated aggregate offering expenses payable by us.  This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The table above is based on 7,084,639 common shares outstanding as of June 30, 2025 and excludes:

(i) 389,700 common shares that have been reserved for issuance upon exercise of outstanding options with a weighted average exercise price of C$24.13;

(ii) 77,600 common shares that have been reserved for issuance upon vesting of outstanding restricted share units ("RSUs") having a weighted average deemed price of C$9.05 per share; and

(iii) 361,765 common shares that have been reserved for issuance upon exercise of outstanding warrants with a weighted average exercise price of C$1.70.

DESCRIPTION OF SECURITIES

In this offering we are offering common shares.

The material terms and provisions of our common shares are described under the caption "Description of Share Capital - Common Shares" starting on page 12 of the accompanying prospectus.

LIMITATIONS ON RIGHTS OF NON-CANADIANS

We are incorporated under the B.C. Business Corporations Act. There is no law or governmental decree or regulation in Canada that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to a non-resident holder of common shares, other than withholding tax requirements. Any such remittances to United States residents are generally subject to withholding tax, however no such remittances are likely in the foreseeable future. See "Certain Canadian Federal Income Tax Information For United States Residents" below.

There is no limitation imposed under the B.C. Business Corporations Act or by the charter or other constituent documents of our Company on the right of a non-Canadian to hold or vote common shares of our Company. However, the Investment Canada Act may impose limitations on the ability of "non-Canadians" to acquire and hold our common shares. "Non-Canadian" generally means an individual who is neither a Canadian citizen nor a permanent resident of Canada within the meaning of the Immigration and Refugee Protection Act (Canada) who has been ordinarily resident in Canada for not more than one year after the time at which they first became eligible to apply for Canadian citizenship, or a corporation, partnership, trust or joint venture that is ultimately controlled by non-Canadians.

The following discussion summarizes the principal features of the Investment Canada Act for a non-Canadian (as defined in the Investment Canada Act) who proposes to acquire common shares of our Company. The discussion is general only and is not a substitute for independent legal advice from an investor's own advisor.

The Investment Canada Act is a federal statute of broad application that applies to an investment by a non-Canadian in a Canadian businesses, such as the Company.  Investments by non-Canadians to acquire "control" of a Canadian business is either reviewable (a net benefit review) or notifiable under the Investment Canada Act.  The acquisition of more than fifty percent of the common shares of the Company would be deemed to be an acquisition of control of the Company and the acquisition of one-third or more of the common shares of the Company would give rise to a rebuttable presumption of the acquisition of control of the Company.  If an investment by a non-Canadian to acquire control of an existing Canadian business is subject to a net benefit review, the Investment Canada Act generally prohibits implementation of the investment unless, the minster responsible under the Investment Canada Act (the "Minister") is satisfied that the investment is likely to be of net benefit to Canada.

The acquisition of control of the Company by a "WTO investor" that is not a state-owned enterprise would be subject to a net benefit review if the enterprise value of the Company was equal to or greater than a specified amount, which is published by the Minister after its determination for any particular year. For 2025, this amount is CAD$1.386 billion (unless the non-Canadian investor "trade agreement investor", including for example an investor controlled by the United States pursuant to the Canda-United States Mexico Agreement, in which case this amount is CAD$2.079 billion), which thresholds are adjusted annually by a Gross Domestic Product based index.

The Investment Canada Act also includes a national security review regime, which provides the Canadian government with broad discretionary powers in relation to national security to review and potentially prohibit, condition or require the divestiture of, any investment by a non-Canadian in a Canadian business, including non-control, minority investments. No financial threshold applies to a national-security review. The relevant test is whether such an investment by a non-Canadian could be "injurious to national security."  The Minister has broad discretion to determine whether an investor is a non-Canadian and may be subject to national security review. If the Minister has reasonable grounds to believe that an investment by a non-Canadian "could be injurious to national security," the Minister may initiate (with the Governor in Council, i.e., the federal cabinet) an order a national security review of the investment. A national security review may be commenced prior to or up to 45 days after closing of an investment (or up to five years after closing if the non-Canadian investor did not file a notification under the Investment Canada Act and the investment was not subject to a net benefit review).

In December 2022, the Canadian government introduced Bill C-34, An Act to amend the Investment Canada Act, which received royal assent on March 22, 2024, which amendment strengthen the national security review provisions of the Investment Canada Act, which is part of a trend of stricter enforcement of the Investment Canada Act.  This trend includes a recently updated list of technology that may be considered sensitive for the purpose of a national security review, which includes biotechnology.

Certain transactions relating to the acquisition of common shares of our Company, will generally be exempt from the Investment Canada Act, subject to the Canadian government's discretion to conduct a national security review, including:

(a) the acquisition of our common shares by a person in the ordinary course of that person's business as a trader or dealer in securities;

(b) the acquisition of control of our Company in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions of the Investment Canada Act, if the acquisition is subject to approval under the Bank Act, the Cooperative Credit Associations Act, the Insurance Companies Act or the Trust and Loan Companies Act; and

(c) the acquisition of control of our Company by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of our company, through the ownership of voting interests, remained unchanged.

MATERIAL INCOME TAX INFORMATION

Certain Canadian Federal Income Tax Considerations

The following is, as of the date of this Prospectus Supplement, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) and the regulations promulgated thereunder (the "Tax Act") to a holder who acquires, as beneficial owner, common shares in any offering under this prospectus supplement, and who, for purposes of the Tax Act and at all relevant times beneficially holds the common shares as capital property and deals at arm's length with, and is not affiliated with us or the underwriters (a "Holder").

Generally, the common shares will be considered to be capital property to a Holder provided the Holder does not hold the common shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (a) that is a "financial institution", as defined in the Tax Act for the purposes of the mark-to-market rules; (b) that is a "specified financial institution", as defined in the Tax Act; (c) an interest in which is a "tax shelter investment", as defined in the Tax Act; (d) that reports its "Canadian tax results", as defined the Tax Act in a currency other than Canadian currency; (e) who has entered into or will enter into, in respect of the common shares a "derivative forward agreement", or a "synthetic disposition arrangement", as defined in the Tax Act; (f) that receives dividends on common shares under or as part of a "dividend rental arrangement", as defined in the Tax Act; (g) that is exempt from tax under Part I of the Tax Act; or (h) that is a corporation resident in Canada, and is, or becomes, or does not deal at arm's length with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the common shares, controlled by a non-resident person (or a group of such persons that do not deal at arm's length) for the purposes of the "foreign affiliate dumping" rules in section 212.3 of the Tax Act. Such Holders should consult their tax advisors to determine the tax consequences to them of the acquisition, holding and disposition of the common shares.

This summary is based upon the current provisions of the Tax Act in force as of the date hereof, all specific proposals, to amend the Tax Act that have been publicly and officially announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and counsels' understanding of the current administrative policies and practices of the Canada Revenue Agency (the "CRA"), published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in the law or any changes in the CRA's administrative policies or practices, whether by legislative, governmental or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein. Holders are urged to consult their tax advisors about the specific tax consequences to them of acquiring, holding and disposing of the common shares.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any prospective purchaser or holder of the common shares, and no representations with respect to the income tax consequences to any prospective purchaser or holder are made. Consequently, prospective purchasers or holders of the common shares should consult their tax advisors with respect to their particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated in any other currency must be converted into Canadian dollars generally based on the exchange rate quoted by the Bank of Canada on the date such amounts arise and in accordance with the detailed rules in the Tax Act.

Residents of Canada

The following discussion applies to Holders who, at all relevant times, are or are deemed to be residents of Canada for the purposes of the Tax Act ("Canadian Holders").

This summary does not address the deductibility of interest by a purchaser who has borrowed money or otherwise incurred debt to acquire the common shares. Certain Canadian Holders whose common shares might not otherwise constitute capital property may be entitled to make, in certain circumstances, an irrevocable election, in accordance with subsection 39(4) of the Tax Act, to have their common shares and every other "Canadian security", as defined in subsection 39(6) of the Tax Act, held by them deemed to be capital property for the purposes of the Tax Act. Canadian Holders contemplating such an election should first consult with their tax advisors.

Taxation of Dividends

In the case of a Canadian Holder who is an individual (including certain trusts), dividends received or deemed to be received on the common shares will be included in computing the Canadian Holder's income and will be subject to the gross-up and dividend tax credit rules that generally apply to taxable dividends received from taxable Canadian corporations. Provided we make the appropriate designations (which may include by way of a notice published on our website), any such dividend will be treated as an "eligible dividend" for the purposes of the Tax Act and a Canadian Holder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations to our ability to designate dividends and deemed dividends as eligible dividends. Dividends received or deemed to be received by a Canadian Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Canadian Holders who are individuals should consult their tax advisors in this regard.

Dividends received or deemed to be received on the common shares by a Canadian Holder that is a corporation will be required to be included in computing the corporation's income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation's taxable income, subject to all of the rules and restrictions under the Tax Act in that regard. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Canadian Holder that is a corporation as proceeds of disposition or a capital gain. Such Canadian Holders should consult their own tax advisors.

A Canadian Holder that is a "private corporation" or a "subject corporation" (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay an additional tax (refundable in certain circumstances) on dividends received or deemed to be received on the common shares to the extent that such dividends are deductible in computing the Resident Holder's taxable income for the taxation year.

A Canadian Holder that is a "Canadian-controlled private corporation" (as defined in the Tax Act) throughout the relevant taxation year, or a "substantive CCPC" at any time in the year may be liable to pay an additional tax (refundable in certain circumstances) on certain investment income, including dividends received or deemed to be received in respect of common shares, but not dividends or deemed dividends that are deductible in computing the dividend recipient's taxable income. Such Canadian Holders should consult their tax advisors regarding their particular circumstances.

Dispositions - Taxation of Capital Gains and Capital Losses

Upon a disposition or deemed disposition of the common shares (except to the Corporation, unless purchased by the Corporation in the open market in the manner in which shares are normally purchased by any member of the public in the open market), a capital gain (or capital loss) will generally be realized by a Canadian Holder to the extent that the proceeds of disposition exceed (or are exceeded by) the aggregate of the adjusted cost base of the common shares to the Holder immediately before the disposition or deemed disposition and any reasonable costs of disposition. The adjusted cost base of such common shares to a Resident Holder will be determined by averaging the cost of such common shares acquired pursuant to this prospectus supplement with the adjusted cost base of all other common shares of the Corporation held by the Resident Holder as capital property immediately prior to such acquisition and by making certain other adjustments required under the Tax Act.

Generally, one-half of the amount of any capital gain, (a "taxable capital gain"), realized by a Canadian Holder in a taxation year must be included in the Canadian Holder's income in the year. Subject to and in accordance with the provisions of the Tax Act, one-half of the amount of any capital loss, (an "allowable capital loss"), realized by a Canadian Holder in a taxation year must be deducted by such Canadian Holder against taxable capital gains realized by such Canadian Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or in any subsequent year (against net taxable capital gains realized in such years) to the extent and under the circumstances described in the Tax Act. If the Canadian Holder is a corporation, the amount of any such capital loss realized on the sale of the common shares may, in certain circumstances, be reduced by the amount of any dividends, including deemed dividends, which have been received on such common shares of the Corporation. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns shares, directly or indirectly, through a partnership or a trust. Canadian Holders to whom these rules may apply should consult their own tax advisors.

A Canadian Holder that is an individual (other than certain trusts) that realizes a capital gain on the disposition or deemed disposition of common shares may be liable for alternative minimum tax under the Tax Act. Canadian Holders that are individuals should consult their own tax advisors in this regard.

A Canadian Holder that is a "Canadian-controlled private corporation" (as defined in the Tax Act) throughout the relevant taxation year, or a "substantive CCPC" at any time in the year may be liable to pay an additional tax (refundable in certain circumstances) on certain investment income, including taxable capital gains. Such Canadian Holders should consult their tax advisors regarding their particular circumstances.

Eligibility for Investment

Based on the current provisions of the Tax Act, if issued on the date of this prospectus supplement and provided they are at all times listed on a "designated stock exchange" (as defined in the Tax Act, which currently includes the CSE and Nasdaq) or that we qualify as a "public corporation" (as defined in the Tax Act), the common shares should be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, registered disability savings plans, first home savings account and tax-free savings accounts, collectively, "Registered Plans", and deferred profit sharing plans, each as defined in the Tax Act.

Notwithstanding that the common shares may be a qualified investment for a Registered Plan, if the common shares are a "prohibited investment" within the meaning of the Tax Act for the Registered Plan, the annuitant, holder or subscriber thereof, as the case may be, will be subject to a penalty tax under the Tax Act. The common shares generally will not be a "prohibited investment" for a Registered Plan provided the annuitant, holder or subscriber thereof, as the case may be: (i) deals at arm's length with the Corporation for the purposes of the Tax Act; and (ii) does not have a "significant interest" (as defined in the Tax Act for purposes of the prohibited investment rules) in the Corporation. In addition, the common shares will not be a prohibited investment if they are "excluded property" (as defined in the Tax Act for purposes of the prohibited investment rules) for the Registered Plan.

Prospective purchasers who intend to hold the common shares in a Registered Plan should consult their tax advisors regarding their particular circumstances.

Non-Residents of Canada

The following discussion applies to Holders who, for the purposes of the Tax Act, and at all relevant times, are not, and are not deemed to be, resident in Canada and who do not use or hold and will not be deemed to use or hold, the common shares in connection with, or in the course of carrying on, a business or part of a business in Canada (a "Non-Resident Holder"). In addition, this discussion does not apply to an insurer that carries on an insurance business in Canada and elsewhere or an "authorized foreign bank" (within the meaning of the Tax Act), and such Non-Resident Holders should consult their tax advisors to determine the tax consequences to them of the acquisition, holding and disposition of the common shares.

Disposition of Common Shares

A Non-Resident Holder will not generally be subject to tax under the Tax Act on a disposition of a common share, unless the common share constitutes "taxable Canadian property" (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Provided the common shares are listed on a "designated stock exchange", as defined in the Tax Act (which currently includes the CSE and Nasdaq) at the time of disposition, the common shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm's length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of our hares; and (ii) more than 50% of the fair market value of our shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, "Canadian resource properties", "timber resource properties" (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the common shares could be deemed to be taxable Canadian property.

Even if the common shares are taxable Canadian property to a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of such common shares by virtue of an applicable income tax treaty or convention. In cases where a Non-Resident Holder disposes, or is deemed to dispose, of a common share that is taxable Canadian property under the Tax Act or pursuant to the terms of an applicable income tax treaty or convention, the consequences under the heading "Certain Canadian Federal Income Tax Considerations - Residents of Canada - Dispositions - Taxation of Capital Gains and Capital Losses" will generally be applicable to such disposition A Non-Resident Holder contemplating a disposition of common shares that may constitute taxable Canadian property should consult a tax advisor prior to such disposition.

Receipt of Dividends

Dividends received or deemed to be received by a Non-Resident Holder on the common shares will be subject to Canadian withholding tax under the Tax Act. The general rate of withholding tax is 25%, although such rate may be reduced under the provisions of an applicable income tax convention between Canada and the Non-Resident Holder's country of residence. For example, under the Canada-United States Income Tax Convention (1980), as amended (the "Treaty"), the rate is generally reduced to 15% where the Non-Resident Holder is a resident of the United States for the purposes of, and is entitled to the benefits of, the Treaty. Non-Resident Holders should consult their tax advisors in this regard.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN COMMON SHARES IN LIGHT OF THE INVESTOR'S OWN CIRCUMSTANCES.

Certain U.S. Federal Income Tax Considerations

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of common shares acquired pursuant to an offering under this prospectus. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including without limitation specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income tax, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of common shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements.

Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of common shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary. There can be no assurance that the IRS will not challenge one or more of the tax considerations described in this summary.

This summary is based on the United States Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed) promulgated thereunder, published rulings of the IRS, published administrative positions of the IRS, the Treaty, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of common shares acquired pursuant to an offering under this prospectus that is for U.S. federal income tax purposes:

  an individual who is a citizen or resident of the U.S.;
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or
  a trust that (i) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a "functional currency" other than the U.S. dollar; (e) own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire common shares in connection with the exercise or cancellation of employee stock options or otherwise as compensation for services; (g) hold common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are S corporations (and shareholders or investors in such S corporations); (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares; (k) are U.S. expatriates or former long-term residents of the U.S. subject to Section 877 or 877A of the Code, (l) hold common shares in connection with a trade or business, permanent establishment, or fixed base outside the United States, (m) are subject to special tax accounting rules with respect to common shares, or (n) are subject to the alternative minimum tax. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of common shares.

If an entity or arrangement that is classified as a partnership (or other "pass-through" entity) for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such owner. Partners (or other owners) of entities or arrangements that are classified as partnerships or as "pass-through" entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership, and disposition of common shares.

Ownership and Disposition of Common Shares

The following discussion is subject in its entirety to the rules described below under the heading "Passive Foreign Investment Company Rules".

Taxation of Distributions

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated "earnings and profits", as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC (as defined below) for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds our current and accumulated "earnings and profits", such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's adjusted tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares (see Sale or Other Taxable Disposition of common shares below). However, we may not maintain the calculations of our earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by us with respect to the common shares will constitute ordinary dividend income. Dividends received on common shares by corporate U.S. Holders generally will not be eligible for the "dividends received deduction". Subject to applicable limitations and provided we are eligible for the benefits of the Treaty or the common shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder will generally recognize gain or loss on the sale or other taxable disposition of common shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder's adjusted tax basis in such common shares sold or otherwise disposed of. Any such gain or loss recognized on such sale or other disposition generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such common shares are held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code that are not discussed here.

Passive Foreign Investment Company Rules

If we were to constitute a "passive foreign investment company" or "PFIC" within the meaning of Section 1297(a) of the Code for any year during a U.S. Holder's holding period for its common shares, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of common shares.

We generally will be a PFIC if, for a tax year, (a) 75% or more of our gross income for such tax year is passive income (the "income test") or (b) 50% or more of our value assets either produce passive income or are held for the production of passive income (the "asset test"), based on the quarterly average of the fair market value of such assets. "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation's commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, "passive income" does not include certain interest, dividends, rents, or royalties that are received or accrued by us from certain "related persons" (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will generally be deemed to own their proportionate share of our direct or indirect equity interest in any company that is also a PFIC (a "Subsidiary PFIC"), and will generally be subject to U.S. federal income tax on their proportionate share of (a) any "excess distributions," as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by us or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of common shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of common shares are made.

We must make a separate determination each year as to whether we are a PFIC (under either the asset test or the income test), and there can be no assurance with respect to our status as a PFIC for the current or any future taxable year. We or a related entity express no opinion as to the Company's or a related entity's status as a PFIC for the current or any future or prior year. U.S. Holders should consult their own tax advisors with respect to the PFIC issue and its applicability to their particular tax situation. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. Consequently, there can be no assurance that we have never been and will not become a PFIC for any tax year during which U.S. Holders hold common shares.

In addition, in any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. A failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

Default PFIC Rules Under Section 1291 of the Code

If we were a PFIC for any tax year during which a U.S. Holder owns common shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of common shares will depend on whether and when such U.S. Holder makes an election to treat us and each Subsidiary PFIC, if any, as a "qualified electing fund" or "QEF" under Section 1295 of the Code (a "QEF Election") or makes a mark-to-market election under Section 1296 of the Code (a "Mark-to-Market Election") with respect to the common shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a "Non-Electing U.S. Holder."

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to: (a) any gain recognized on the sale or other taxable disposition of common shares; and (b) any "excess distribution" received on common shares. A distribution generally will be an "excess distribution" to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder's holding period for common shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of common shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any "excess distribution" received on common shares or with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder's holding period for the respective common shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferred rates). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as "personal interest," which is not deductible.

If we were a PFIC for any tax year during which a Non-Electing U.S. Holder holds common shares, we will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether it ceases to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the default rules of Section 1291 of the Code discussed above), but not loss, as if such common shares were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its common shares begins generally will not be subject to the default rules of Section 1291 of the Code discussed above with respect to its common shares. A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder's pro rata share of our (a) net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, "net capital gain" is the excess of (i) net long-term capital gain over (ii) net short-term capital loss, and "ordinary earnings" are the excess of (x) "earnings and profits" over (y) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as "personal interest," which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect us generally (a) may receive a tax-free distribution from us to the extent that such distribution represents our "earnings and profits" that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder's tax basis in the common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as "timely" if such QEF Election is made for the first year in the U.S. Holder's holding period for common shares in which we are a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder's holding period for common shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a "purging" election to recognize gain (which will be taxed under the default rules of Section 1291 of the Code discussed above) as if such common shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a "purging" election to recognize gain as discussed in the preceding sentence, then such U.S. Holder shall be subject to the QEF Election rules on a prospective basis and shall continue to be subject to tax under the default rules of Section 1291 of the Code discussed above with respect to its common shares for taxable years prior to making a QEF Election. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF, or that we will supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event that we are a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to us. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if we do not provide the required information with regard to ourselves or any Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the default rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the common shares are marketable stock. The common shares generally will be "marketable stock" if the common shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be "regularly traded" for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Holder should consult its own tax advisor in this matter.

A U.S. Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the default rules of Section 1291 of the Code discussed above with respect to such common shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder's holding period for the common shares for which we are a PFIC and such U.S. Holder has not made a timely QEF Election, the default rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, common shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of common shares, as of the close of such tax year over (b) such U.S. Holder's adjusted tax basis in such common shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder's adjusted tax basis in the common shares, over (b) the fair market value of such common shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder's tax basis in the common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of common shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the common shares cease to be "marketable stock" or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the common shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of common shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which the common shares are transferred.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses common shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such common shares.

In addition, a U.S. Holder who acquires common shares from a decedent will not receive a "step up" in tax basis of such common shares to fair market value unless such decedent had a timely and effective QEF Election in place.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether the U.S. Holder makes a QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to these special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of common shares, and the availability of certain U.S. tax elections under the PFIC rules.

THE PFIC RULES ARE COMPLEX. THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. THE COMPANY HAS NOT AND WILL NOT MAKE A DETERMINATION IF IT IS A PFIC IN THE CURRENT TAX YEAR OR ANY FUTURE TAX YEAR. EACH PROSPECTIVE INVESTOR IN THE COMMON SHARES IS URGED TO CONSULT THEIR OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF THE SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR'S OWN CIRCUMSTANCES.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or payment received on the sale, exchange or other taxable disposition of common shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt or, if applicable, the date of settlement if the common shares are traded on an established securities market (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency received upon the sale, exchange or other taxable disposition of the common shares. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the common shares will be treated as foreign-source income, and generally will be treated as "passive category income" or "general category income" for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of common shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Treaty may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the "Foreign Tax Credit Regulations") impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder's particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, common shares will generally be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules generally will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

Non-U.S. Holders

A non-U.S. Holder is a beneficial owner (other than a partnership or disregarded entity for U.S. federal income tax purposes) of the common shares that is not a U.S. Holder.

Subject to the U.S. backup withholding rules described above, non-U.S. Holders of the common shares generally will not be subject to U.S. withholding tax on distributions with respect to, or gain on sale or disposition of, the common shares.

Non-U.S. Holders who are engaged in a trade or business in the United States who receive payments with respect to the common shares that are effectively connected with such trade or business should consult their own tax advisers with respect to the U.S. tax consequences of the ownership and disposition of the common shares. Individuals who are present in the United States for 183 days or more in any taxable year should also consult their own tax advisers as to the U.S. federal income tax consequences of the ownership and disposition of the common shares.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

DIVIDENDS AND PAYING AGENTS

We have not paid any dividends on our common shares since incorporation. Our management anticipates that we will retain all future earnings and other cash resources for the future operation and development of our business. We do not intend to declare or pay any cash dividends in the foreseeable future. Payment of any future dividends will be at the board of directors' discretion, subject to applicable law, after taking into account many factors including our operating results, financial condition and current and anticipated cash needs.

CAPITALIZATION AND INDEBTEDNESS

We have 7,088,639 common shares, 385,700 stock options, 77,600 RSUs and 361,765 warrants outstanding as of August 22, 2025. We do not have any guaranteed, unguaranteed, secured or unsecured indebtedness as of August 22, 2025. See "Dilution" for a description of the Company's capitalization as adjusted to reflect the sale of common shares being offered by this prospectus supplement.

PLAN OF DISTRIBUTION

We have entered into the sales agreement with the Agents, under which we may issue and sell from time to time common shares having an aggregate offering price of not more than $100,000,000, through the Agents, as our sales agents.  This prospectus supplement is offering up to an aggregate of $100,000,000 of our common shares.  Sales of our common shares, if any, may be made by the Designated Agent by any method permitted by law deemed to be an "at the market offering" as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common shares, or on any other existing trading market for the common shares, and, if expressly authorized by our Company, in negotiated transactions.  The Designated Agent will not be permitted to purchase common shares for its own account as principal unless expressly authorized by us to do so in a placement notice.  If we and the Designated Agent agree on any method of distribution other than sales of our common shares over the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.  None of our common shares will be offered or sold in Canada under this prospectus supplement and the accompanying prospectus.

The Designated Agent will offer our common shares at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and the Designated Agent.  We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made.  Subject to the terms and conditions of the sales agreement, the Designated Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the common shares requested to be sold by us.  We or the Designated Agent may suspend the offering of the common shares being made through the Designated Agent under the sales agreement upon proper notice to the other party.

Neither we nor the Designated Agent will undertake any act, advertisement, solicitation, conduct or negotiation directly or indirectly in furtherance of the sale of our common shares in Canada, undertake an offer or sale of any of our common shares to a person that it knows or has reason to believe is in Canada or has been pre-arranged with a buyer in Canada, or to any person who it knows or has reason to believe is acting on behalf of persons in Canada, or to any person whom it knows or has reason to believe intends to reoffer, resell or deliver our common shares to any persons in Canada or acting on behalf of persons in Canada.

Settlement for sales of common shares will occur on the first trading day or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and the Designated Agent in connection with a particular transaction, in return for payment of the net proceeds to us.  Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Designated Agent may agree upon.  There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Designated Agent in cash, upon each sale of our common shares pursuant to the sales agreement, a commission equal to 3.0% of the gross proceeds from each sale of our common shares.  Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the sales agreement, We have also agreed to reimburse Piper Sandler for the out-of-pocket reasonable and documented fees and disbursements of its legal counsel, payable upon execution of the Equity Distribution Agreement, in an amount not to exceed $100,000 in connection with the establishment of this "at the market offering" program in addition to certain ongoing disbursements of its legal counsel in an amount not to exceed $15,000 per each quarter. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Designated Agent(s) under the sales agreement, will be approximately $327,275.00.  We will report at least quarterly the number of common shares sold through the Designated Agent(s) under the sales agreement, the net proceeds to us and the compensation paid by us to the Designated Agent in connection with the sales of common shares.

In connection with the sales of common shares on our behalf, the Designated Agent will be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation paid to the Designated Agent will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all our common shares provided for in this prospectus supplement, or (ii) termination of the sales agreement, as permitted therein.

The Agents and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. We will file a copy of the sales agreement with the SEC on a Form 6-K.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Agents and the Agents may distribute this prospectus supplement and the accompanying prospectus electronically.

The transfer agent for our common shares to be issued in this offering is Computershare Trust Company located at 3rd Floor, 510 Burrard Street, Vancouver, British Columbia, Canada, V6C 3B9.

Our common shares are traded on the Nasdaq Capital Market and the CSE under the symbol "DRUG."

Indemnification

We have agreed to indemnify the Agents against liabilities under the Securities Act. We have also agreed to contribute to payments the Agents may be required to make in respect of such liabilities.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Agents, or by an affiliate.  Other than this prospectus supplement and the accompanying prospectus, the information on the Agents' website and any information contained in any other website maintained by the Agents is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Agents, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the sales agreement.  A copy of the sales agreement has been filed as Exhibit 1.2 to the registration statement to which this prospectus forms a part.

Regulation M Restrictions

The Agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them might be deemed to be underwriting discounts or commissions under the Securities Act.  As underwriters, the Agents would be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. Under these rules and regulations, the Agents:

• must not engage in any stabilization activity in connection with our common shares; and

• must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our common shares, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Passive Market Making

In connection with this offering, the Agents and any selling group members may engage in passive market making transactions in our common shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange during a period before the commencement of offers or sales of common shares and extending through the completion of the distribution.  A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Other

From time to time, the Agents and their affiliates have provided, and may in the future provide, various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees.  In the course of their businesses, the Agents and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the Agents and their affiliates may at any time hold long or short positions in such securities or loans.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the Agents fees, that we expect to incur in connection with this offering, which excludes fees and expenses paid in connection with getting the registration statement under which this offering is being made effective.  All amounts are estimates.

SEC registration fees	$38,275.00
Printing expenses	$3,000.00
Legal fees and expenses	$250,000.00
Accountants' fees and expenses	$25,000.00
Transfer agent fees and expenses	$10,000.00
Miscellaneous	$1,000.00
Total	$327,275.00

Under the sales agreement, we will pay the Designated Agent in cash, upon each sale of our common shares, a commission equal to 3.0% of the gross proceeds from each sale of our common shares.  In addition to the cash fee, we have agreed to reimburse the Agents for the out-of-pocket reasonable and documented fees and disbursements of its legal counsel, payable upon execution of the sales agreement, and incurred in connection with entering into the transactions contemplated by the sales agreement, not to exceed $100,000.00.

LEGAL MATTERS

McMillan LLP is acting as counsel to our Company regarding U.S. securities law matters.  The validity of the securities offered hereby has been opined to by McMillan LLP, also acting as our Canadian counsel.  The current address of McMillan LLP is Royal Centre, 1055 West Georgia Street, Suite 1500, PO Box 11117, Vancouver, British Columbia, Canada, V6E 4N7.

Ellenoff Grossman & Schole LLP, is acting as counsel to the Agents. Their current address is 1345 6th Ave, New York, NY 10105, United States.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 20-F as of September 30, 2024 and 2023 and for each of the years in the three-year period ended September 30, 2024 have been incorporated by reference herein in reliance upon the report of DeVisser Gray LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. DeVisser Gray LLP has offices at 401 - 905 West Pender Street, Vancouver, British Columbia V6C 1L6. Such consolidated financial statements are incorporated herein by reference.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this prospectus supplement as having prepared or certified any part of this prospectus supplement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common shares offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus supplement the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus supplement forms a part of this prospectus supplement, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below:

• our Annual Report on Form 20-F for the fiscal year ended September 30, 2024, filed with the SEC on December 31, 2024;

• our condensed interim consolidated financial statements for the three months ended December 31, 2024 and 2023, and our management's discussion and analysis for the first quarter ended December 31, 2024,  included as exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC on February 14, 2025;

• our condensed interim consolidated financial statements for the three and six months ended March 31, 2025 and 2024, and our management's discussion and analysis for the second quarter ended March 31, 2025, included as exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC on August 11, 2025;

• our condensed interim consolidated financial statements for the three and nine months ended June 30, 2025 and 2024, and our management's discussion and analysis for the third quarter ended June 30, 2025, included as exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC on August 15, 2025;

• our news release dated March 4, 2025, included as Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC March 5, 2025;

• our news release dated January 7, 2025, included as Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC on January 8, 2025;

• our news release dated November 4, 2024, included as Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC on November 5, 2024; and

• the description of our common shares contained in our amended Registration Statement on Form 20-F (File No. 000-56296), filed with the SEC on September 17, 2021.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement are incorporated by reference into this prospectus supplement and form part of this prospectus supplement from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus supplement will be incorporated by reference into this prospectus supplement only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus supplement and accompanying prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Chief Executive Officer at 19 Vestry Street, New York, NY 10013 or by calling 1 (604) 689-9111 or by email at ian@brightmindsbio.com.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the common shares offered hereby.  This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits thereto, to which reference is hereby made.  With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved.  The registration statement and the exhibits thereto filed by us with the SEC may be inspected at the public reference facility of the SEC listed below.

The registration statement, reports and other information filed or to be filed with the SEC by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street NW, Washington, D.C. 20549.  The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

DOCUMENTS ON DISPLAY

Copies of the documents referred to in this prospectus, or in the registration statement, may be inspected at our office at 19 Vestry Street, New York, NY 10013 during normal business hours.

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BRIGHT MINDS BIOSCIENCES INC.

Up to $100,000,000

Common Shares

PROSPECTUS SUPPLEMENT

Piper Sandler	Cantor

August 25, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The corporate laws of British Columbia allow us, and our Articles require us (subject to the provisions of the Business Corporations Act (British Columbia), as amended (the "B.C. Business Corporations Act" noted below), to indemnify our directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the B.C. Business Corporations Act.

According to the B.C. Business Corporations Act, for the purposes of such an indemnification:

"eligible party", in relation to the Company, means an individual who:

(a) is or was a director or officer of the Company; and

(b) is or was a director or officer of another corporation:

(i) at a time when the corporation is or was an affiliate of the Company; or

(ii) at the request of the Company; or

(c) at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and include/es, except in the definition of  "eligible proceeding" and certain other cases, the heirs and personal or other legal representatives of that individual;

"eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

"eligible proceeding" means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation:

(a) is or may be joined as a party; or

(b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

"expenses" includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and

"proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

In addition, under the B.C. Business Corporations Act the Company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that the Company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

Notwithstanding the provisions of our Articles noted above, the Company must not indemnify an eligible party or pay the expenses of an eligible party, if any of the following circumstances apply:

(a) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; and

(d) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

In addition, if an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, the Company must not do either of the following:

(a) indemnify the eligible party in respect of the proceeding; or

(b) pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the B.C. Business Corporations Act or our Articles, on the application of the Company or an eligible party, the British Columbia Supreme Court may do one or more of the following:

(a) order the Company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b) order the Company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c) order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company;

(d) order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section;

(e) make any other order the court considers appropriate.

Additionally, each of our directors is a party to an indemnity agreement between such director and the Company, which provides that subject to the limitations and restrictions of the B.C. Business Corporations Act, the Company will to the fullest extent possible under applicable law indemnify each director from liability, costs, damages, expenses, or fines or other losses, due to the indemnitee acting as a director of the Company.

Item 9. Exhibits

The following exhibits are attached hereto:

Exhibit Number	Title
1.1	Form of Underwriting Agreement(*)
1.2	Equity Distribution Agreement, dated August 25, 2025, by and among the Company, Piper Sandler & Co. and Cantor Fitzgerald & Co.(2)
3.1	Notice of Articles(1)
3.2	Articles(1)
4.1	Share Certificate - Common Shares(1)
4.2	Form of Warrant Indenture(*)
4.3	Form of Warrant(*)
4.4	Form of Unit Agreement(*)
5.1	Opinion of McMillan LLP(2)
23.1	Consent of DeVisser Gray LLP, Independent Registered Public Accounting Firm(2)
23.2	Consent of McMillan LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature pages to the registration statement)
107.1	Filing Fee Table(2)

Notes:

(*) To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed on Form 6-K and incorporated by reference herein.

(1) Filed as an exhibit to our registration statement on Form 20-F as filed with the SEC on June 17, 2021 and incorporated herein by reference.

(2) Filed herewith.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dubai, United Arab Emirates, on this 25th day of August, 2025.

BRIGHT MINDS BIOSCIENCES INC.

By:	/s/ Ian McDonald
Ian McDonald
Chief Executive Officer (Principal Executive Officer) and Director

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ian McDonald as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ian McDonald Ian McDonald	Chief Executive Officer (Principal Executive Officer) and a director	August 25, 2025

/s/ Ryan Cheung Ryan Cheung	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 25, 2025

/s/ Jan Torleif Pedersen Jan Torleif Pedersen	Chief Scientific Officer and Director	August 25, 2025

/s/ Nils Bottler Nils Bottler	Director	August 25, 2025

/s/ Jeremy Fryzuk Jeremy Fryzuk	Director	August 25, 2025

/s/ David Weiner David Weiner	Director	August 25, 2025

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Bright Minds Biosciences Inc., has signed this registration statement on this 25th day of August, 2025.

Authorized United States Representative

/s/ David Weiner
David Weiner